Exhibit 5.1

May 3, 2012

Board of Directors

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

Ladies and Gentlemen:

I have acted as counsel to Western Alliance Bancorporation, a Nevada corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $400 million in aggregate amount of one or more series of the following securities of the Company: (i) unsecured debt securities (the “Debt Securities”); (ii) shares of preferred stock, $0.0001 par value per share (the “Preferred Shares”); (iii) shares of common stock, $0.0001 par value per share (the “Common Shares”); (iv) warrants to purchase Debt Securities (the “Debt Warrants”); (v) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); (vii) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (viii) units consisting of any two or more Securities (as defined herein) (the “Units”); and (ix) purchase contracts to purchase Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Shares (the “Purchase Contracts” and, together with the Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants, Units and Depositary Shares, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, I have examined copies of such agreements, instruments and documents as I have deemed an appropriate basis on which to render the opinions hereinafter expressed. In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). As to all matters of fact, I have relied on the representations and statements of fact made in the documents so reviewed, and I have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, I have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and/or the applicable prospectus supplement and in accordance with the Company’s amended and restated articles of incorporation and amended and restated by-laws and applicable Nevada corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) prior to any issuance of Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Nevada; (iv) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (v) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (vi) the Company will remain a Nevada corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, I assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Preferred Stock Warrants or Common Stock Warrants, under the purchase contract agreement for any Purchase Contracts, under the unit agreement for any Units and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent, the unit agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, purchase agreement, unit agreement, or deposit agreement, as applicable; that such indenture, warrant agreement, purchase agreement, unit agreement or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, purchase agreement, unit agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, purchase agreement, unit agreement or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the Nevada Corporations Law, Nevada Revised Statutes, Chapter 78, as amended (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, I express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term “Nevada Corporations Law, Nevada Revised Statutes, Chapter 78, as amended” includes the statutory provisions contained therein, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, I am of the opinion that:

(a) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants or Purchase Contracts and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

(b) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants or Purchase Contracts and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. I assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Randall S. Theisen
Randall S. Theisen Senior Vice President and General Counsel

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